EXHIBIT 10.3

SCIENTIFIC ADVISORY AGREEMENT

THIS SCIENTIFIC ADVISORY AGREEMENT (this "Agreement"), effective as of the ____ of December, 2003, is by and between ARIE BELLDEGRUN, M.D., having an address at _______________________________ (hereinafter referred to as "ADVISOR") and Cougar Biotechnology, Inc., a Delaware limited liability corporation having offices at 10940 Wilshire Blvd. Suite 600, Los Angeles, CA 90024 ("COUGAR").

W I T N E S S E T H:

WHEREAS, ADVISOR is an expert in scientific matters relating to _____________________________;

WHEREAS, COUGAR desires that ADVISOR serve as chairman of its Scientific Advisory Board (the “SAB”) and a member of its Board of Directors (the “Board”) and that it be able to call upon the knowledge and experience of ADVISOR for consultation services and advice;

WHEREAS, ADVISOR is willing to sever as chairman of the SAB and a member of its Board and render such services to COUGAR on the terms and conditions hereinafter set forth in this Agreement;

NOW, THEREFOR, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

Section 1. Term of Agreement. This Agreement shall be in effect for a period of four (4) years from the date hereof. The term of this Agreement shall automatically be extended for consecutive periods of one year each, unless either party shall give written notice of non-renewal to the other, at least thirty (30) days prior to the expiration of the initial, or then current renewal, term. During the term of this Agreement (including any renewal pursuant to the immediately preceding sentence), this Agreement may be terminated by ADVISOR or COUGAR upon thirty (30) days prior written notice; provided, however, that upon termination by COUGAR, (a) COUGAR shall pay ADVISOR in lump sum the remaining amount owing to ADVISOR for the remainder of the year and (b) any Options (defined below) that will vest in the year of termination will vest immediately and the remaining unvested options will expire and become void. Cougar shall have no obligation to pay the lump sum and vest the options described in 1(a) and 1(b) respectively, if it terminates this Agreement for reasons of gross negligence, willful misconduct or fraud on the part of the ADVISOR. Upon termination of this Agreement, the ADVISOR will be deemed to have resigned from both the SAB and the Board.

Section 2. Services. ADVISOR agrees to serve under the term of this Agreement as a member of COUGAR’s SAB and Board and to provide advice to COUGAR in the area of ADVISOR’s expertise. Additionally, ADVISOR agrees to identify, analyze, structure and secure new business opportunities that meet the Company’s business objectives including, but not limited to, opportunities within the intellectual property and drug development fields. Promptly following execution of this Agreement, the Board will appoint ADVISOR to both the SAB (as its chairman) and to the Board (as its Vice-Chairman).

Section 3. Advisory Function. ADVISOR agrees to be available during the term of this Agreement upon reasonable request by COUGAR to consult with COUGAR and to assist COUGAR in the assessment of research, development and commercial programs of biotechnology or pharmaceutical companies that COUGAR may consider developing or acquiring from time to time, to offer advice and guidance with respect to the research and commercial development plans of potential competitors of such companies; provided, however, that ADVISOR shall not be obligated to commit more than one (1) day per week to COUGAR. ADVISOR also agrees to be available, upon reasonable notice, to attend all meetings of the SAB and the Board.

Section 4. Compensation. In consideration for ADVISOR’S services, COUGAR shall:

(a) Pay to ADVISOR One Hundred and Fifty Thousand Dollars ($150,000) per year payable in accordance with its normal payroll period and practices;

(b) Make the following milestone payments to ADVISOR:

(1) Fifty Thousand Dollars ($50,000) upon consummation of a license agreement or similar agreement relating to the acquisition by COUGAR of each new Technology (as defined below) that is undergoing or has completed Phase I clinical testing at the time of the introduction;

(2) One Hundred Thousand Dollars ($100,000) upon consummation of a license agreement or similar agreement relating to the acquisition by COUGAR of a Technology that is undergoing or has completed Phase II clinical testing at the time of the introduction; and

(3) One Hundred Fifty Thousand Dollars ($150,000) upon consummation of a license agreement or similar agreement relating to the acquisition by COUGAR of a Technology that is undergoing or has completed Phase III clinical testing at the time of the introduction.

For purposes of this Section 4(b), a “Technology” shall mean any technology first introduced to COUGAR by ADVISOR, or for which ADVISOR actively participates in the evaluation process, that is subsequently in-licensed or otherwise acquired by COUGAR. The degree of the ADVISOR’s participation in the evaluation process will be determined by the Chief Executive Officer of COUGAR and, accordingly, determine whether ADVISOR is entitled to receive all or a part of the fees described in this Section 4(b).

(c) pay to ADVISOR a cash bonus in the amount of One Hundred Thousand Dollars ($100,000) for his assistance in preparation for and participation in meetings with potential investors in COUGAR relating to an offering of securities (an “Offering”), provided however, such Offering raises a minimum of $5,000,000 of proceeds for the Company. The Company will not have an obligation to pay the fee described in this Section 4(c) more than one time per year.

(d) grant ADVISOR options (the “Options”) to purchase Four Hundred Thousand (400,000) shares of COUGAR common stock, par value $0.001 per share (the “Common Stock”) at an exercise price equal to $0.15 per share, which Options shall vest, if at all, in four equal amounts on each anniversary of this Agreement and shall otherwise be subject to the Employee Stock Option Plan of COUGAR. Except as provided in Section 1 hereof and the following sentence, the Options shall vest only if ADVISOR is a member of both the Board of Directors and the SAB. Notwithstanding the foregoing provisions of this Section 4(d), any portion of the Options remaining unvested shall vest upon a Change of Control. “Change of Control” means (i) the acquisition, directly or indirectly, following the date hereof by any person (as such term is defined in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), in one transaction or a series of related transactions, of securities of the Company representing in excess of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities if such person or his or its affiliate(s) do not own in excess of 50% of such voting power on the date of this Agreement, or (ii) the future disposition by the Company (whether direct or indirect, by sale of assets or stock, merger, consolidation or otherwise) of all or substantially all of its business and/or assets in one transaction or series of related transactions (other than a merger effected exclusively for the purpose of changing the domicile of the Company).

Section 5. Expenses. COUGAR will promptly reimburse ADVISOR for all reasonable and necessary expenses incurred by him in connection with his consulting hereunder, provided such expenses are approved by COUGAR in advance of expenditure.

Section 6. Confidential Information and Inventions

(a) ADVISOR recognizes and acknowledges that in the course of his duties pursuant to this Agreement, he is likely to receive confidential or proprietary information owned by COUGAR, its affiliates or third parties with whom COUGAR or any such affiliates has an obligation of confidentiality. Accordingly, during and after the term of this Agreement and for a period of five (5) years thereafter, ADVISOR agrees to keep confidential and not disclose or make accessible to any other person or use for any other purpose other than in connection with the fulfillment of his duties under this Agreement, any Confidential and Proprietary Information (as defined below) owned by, or received by or on behalf of, COUGAR or any of its affiliates. “Confidential and Proprietary Information” shall include, but shall not be limited to, confidential or proprietary scientific or technical information, data, formulas and related concepts, business plans (both current and under development), client lists, promotion and marketing programs, trade secrets, or any other confidential or proprietary business information relating to development programs, costs, revenues, marketing, investments, sales activities, promotions, credit and financial data, manufacturing processes, financing methods, plans or the business and affairs of COUGAR or of any affiliate or client of COUGAR. ADVISOR expressly acknowledges the trade secret status of the Confidential and Proprietary Information and that the Confidential and Proprietary Information constitutes a protectable business interest of COUGAR. ADVISOR agrees: (i) not to use any such Confidential and Proprietary Information for himself or others; and (ii) not to take any material or reproductions (including but not limited to writings, correspondence, notes, drafts, records, invoices, technical and business policies, computer programs or disks) thereof from COUGAR’s offices at any time during the term by COUGAR, except as required in the execution of ADVISOR’s duties to COUGAR. ADVISOR agrees to return immediately all Company material and reproductions (including but not limited, to writings, correspondence, notes, drafts, records, invoices, technical and business policies, computer programs or disks) thereof in his possession to COUGAR upon request and in any event immediately upon termination of the Agreement.

(b) Except with prior written authorization by COUGAR, ADVISOR agrees not to disclose or publish any of the Confidential and Proprietary Information, or any confidential, scientific, technical or business information of any other party to whom COUGAR or any of its affiliates owes an obligation of confidence, at any time during the term and for a period of five (5) years thereafter.

(c) ADVISOR agrees that all inventions, discoveries, improvements and patentable or copyrightable works (“Inventions”) initiated, conceived or made by him, either alone or in conjunction with others, made while ADVISOR was working in his capacity as a consultant, member of the SAB or Board as described herein, shall be the sole property of COUGAR to the maximum extent permitted by applicable law and, to the extent permitted by law, shall be “works made for hire” as that term is defined in the United States Copyright Act (17 U.S.C.A., Section 101). The Company shall be the sole owner of all patents, copyrights, trade secret rights, and other intellectual property or other rights in connection therewith. ADVISOR hereby assigns to COUGAR all right, title and interest he may have or acquire in all such Inventions. ADVISOR further agrees to assist COUGAR in every proper way (but at COUGAR’s expense) to obtain and from time to time enforce patents, copyrights or other rights on such Inventions in any and all countries, and to that end ADVISOR will execute all documents necessary:

(i) to apply for, obtain and vest in the name of COUGAR alone (unless COUGAR otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

(ii) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

(d) The provisions of this Section 6 shall survive any termination of this Agreement.

(e) All of the foregoing obligations and restrictions do not apply to that part of the Confidential and Proprietary Information that ADVISOR can demonstrate, through the production of documented evidence: (i) was or becomes generally available to the public other than as a result of a disclosure by the ADVISOR or his representatives; or (ii) was known to ADVISOR prior to the disclosure by COUGAR, provided that such information is not known by ADVISOR to be subject to another confidentiality agreement with, or other obligation of secrecy to, COUGAR; or (iii) was available, or becomes available, to ADVISOR on a non-confidential basis from a third party who is not under a contractual, legal, fiduciary or other confidentiality obligation to COUGAR; (iv) was independently developed by ADVISOR by persons not having access to the Confidential and Proprietary Information;(v) is required to be disclosed pursuant to the requirement of a governmental agency or of law (provided ADVISOR gives COUGAR prompt notice of such disclosure order or requirement); or (v) has been approved for release in writing by COUGAR.

Section 7. Insider Trading. ADVISOR recognizes that in the course of his duties hereunder, ADVISOR may receive from COUGAR or others information that may be considered "material, nonpublic information" concerning a public company that is subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended. ADVISOR agrees NOT to:

(a) Buy or sell any security, option, bond or warrant while in possession of relevant material, nonpublic information received from COUGAR or others in connection herewith;

(b) Provide COUGAR with information with respect to any public company that may be considered material, nonpublic information; or

(c) Provide any person with material, nonpublic information, received from COUGAR, including any relative, associate, or other individual who intends to, or may, (i) trade securities with respect to the company which is the subject of such information, or (ii) otherwise directly or indirectly benefit from such information.

Section 8. Representations of Advisor. ADVISOR hereby represents that his current principal place of employment has received disclosure as to the ADVISOR's acting as a Scientific Advisor to COUGAR and of the duties required of the ADVISOR under this Agreement, and that such employer consents fully to ADVISOR's execution of this Agreement and position of Scientific Advisor for COUGAR. ADVISOR further represents that there are no binding agreements to which he is a party or by which he is bound, forbidding or restricting his activities herein. In addition, the ADVISOR consents to the use of his name in various reports, brochures or other documents produced by or on behalf of or COUGAR. The ADVISOR understands and acknowledges that he has certain fiduciary and other obligations and responsibilities to COUGAR and its shareholders by virtue of his appointment to the BOARD and hereby agrees to use his best efforts to satisfy such obligations and responsibilities.

Section 9. Survival. The provisions of this Agreement relating to confidentiality and insider trading shall survive any termination or expiration hereof for three years.

Section 10. Advisor not an Employee. COUGAR and the ADVISOR hereby acknowledge and agree that ADVISOR shall perform the services hereunder as an independent contractor and not as an employee of COUGAR.

Section 11. Indemnification. COUGAR shall defend and indemnify ADVISOR in his capacity as a advisor to COUGAR against any and all claims, judgments, damages, liabilities, costs and expenses (including reasonable attorney’s fees) arising out of, based upon or related to the ADVISOR’s performance of services hereunder, except to the extent that such claims arise out of (a) willful misfeasance, (b) bad faith, (c) gross negligence or (d) reckless disregard of the duties involved in the conduct of ADVISOR’s position.

Section 12. Miscellaneous.

(a) Severability Of Provisions. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

(b) Entire Agreement; Modification. This Agreement is the entire agreement of the parties relating to the subject matter hereof and thereof, and the parties hereto and thereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein or therein. No amendment or modification of this Agreement shall be valid unless made in writing and signed by each of the parties hereto.

(c) Binding Effect. The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, COUGAR, its successors and assigns, and upon Advisor and his legal representatives. This Agreement constitutes a personal service agreement, and the performance of Advisor's obligations hereunder may not be transferred or assigned by Advisor and any such purported transfer or assignment shall null and void ab initio.

(d) Third Party Beneficiaries. This Agreement is for the benefit of the parties hereto and their permitted successors and assigns, and is not intended to confer upon any other person or entity, any rights or remedies hereunder.

(e) Non-Waiver. The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

(f) Remedies For Breach. Advisor agrees that any breach of Articles 6 and 7 of this Agreement by Advisor could cause irreparable damage to COUGAR and to the Affiliates, and that monetary damages alone would not be adequate and, in the event of such breach or threat of breach, COUGAR shall have, in addition to any and all remedies at law and without the posting of a bond or other security, the right to an injunction, specific performance or other equitable relief necessary to prevent or redress the violation of COUGAR's obligations under such Articles. In the event that an actual proceeding is brought in equity to enforce such Articles, Advisor shall not urge as a defense that there is an adequate remedy at law nor shall COUGAR be prevented from seeking any other remedies that may be available to it.

(g) Attorneys’ Fees. In the event that any arbitration or court proceeding is brought under or in connection with this Agreement, the prevailing party in such proceeding (whether on trial or on appeal) shall be entitled to recover from the other party all costs, expenses and reasonable attorneys’ fees incidental to any such court proceeding and only reasonable attorneys’ fees incidental to any such arbitration proceeding. The term ‘prevailing party’ as used herein shall be taken and deemed to mean the party in whose favor a final judgment or award is entered in any such proceeding; provided, however, that if such proceeding be resolved prior to a final judgment or award on the merits, the party in whose favor the proceeding is settled may by motion apply to the court, or the person(s) or board in charge of the proceeding, for an award of the aforementioned costs, fees and expenses, and may take judgment therefor.

(g) Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of California without regard to such State’s principles of conflict of laws.

(h) Headings. The headings of the Sections are inserted for convenience of reference only and shall not affect any interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by proper person thereunto duly authorized.

COUGAR BIOTECHNOLOGY, INC.

/s/ Alan H. Auerbach, CEO
By: Alan H. Auerbach, CEO Date:

ARIE BELLDEGRUN, M.D

/s/ Arie Belldegrun
Name: Arie Belldegrun Title: